                                                            Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-38520 of Forstmann & Company, Inc. on Form S-8 of our reports dated January 26, 1996 (which express an unqualified opinion and include an explanatory paragraph relating to uncertainties as to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Forstmann & Company, Inc. for the year ended October 29, 1995.



/S/ Deloitte & Touche LLP
----------------------------





Atlanta, Georgia
February 12, 1996